Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 26, 2013 in the Post-Effective Amendment No. 2 to the Registration Statement (Form S-3 No. 333-173574) on the Registration Statement (Form S-1 No. 333-186687) and the related Prospectus of Tengion, Inc. for the registration of 27,891,407 shares of its common stock.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
March 26, 2013